Exhibit 99.1

Wynn Resorts, Limited Reports Second Quarter Results

LAS VEGAS, July 18, 2011 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the second quarter ended June 30, 2011.

Net revenues for the second quarter of 2011 were $1,367.4 million, compared to $1,032.6 million in the second quarter of 2010. The revenue increase was driven by a 36.7% increase in revenues at Wynn Macau and a 22.8% revenue increase from our Las Vegas operations. Adjusted property EBITDA (1) was $447.0 million for the second quarter of 2011, 58.9% above the $281.4 million reported in the second quarter of 2010.

On a US GAAP (Generally Accepted Accounting Principles) basis, net income attributable to Wynn Resorts for the second quarter of 2011 was $122.0 million, or $0.97 per diluted share, compared to a net income attributable to Wynn Resorts of $52.4 million, or $0.42 per diluted share in the second quarter of 2010. Net income for the second quarter of 2011 included a $107.5 million charge representing the present value of a charitable contribution made by Wynn Macau to the University of Macau Development Foundation. This contribution consists of a $25 million contribution made in May 2011, and a commitment for additional donations of $10 million each year for the calendar years 2012 through 2022 inclusive, for a total of $135 million.

Adjusted net income attributable to Wynn Resorts in the second quarter of 2011 was $200.8 million, or $1.60 per diluted share (adjusted EPS)(2) compared to an adjusted net income attributable to Wynn Resorts of $64.9 million, or $0.52 per diluted share in the second quarter of 2010.

Wynn Resorts also announced today that its Board of Directors has approved a cash dividend for the quarter of $0.50 per common share.  This dividend will be payable on August 11, 2011, to stockholders of record on July 28, 2011.

Wynn Macau Second Quarter Results

In the second quarter of 2011, net revenues were $976.5 million, a 36.7% increase from the $714.4 million generated in the second quarter of 2010. Adjusted property EBITDA in the second quarter of 2011 was $314.3 million, up 45.4% from $216.2 million in the second quarter of 2010.

Table games results in Macau are segregated into two distinct reporting categories, the VIP segment and the mass market segment.

Table games turnover in the VIP segment was $32.7 billion for the second quarter of 2011, a 50.6% increase from $21.7 billion in the second quarter of 2010. VIP table games win as a percentage of turnover (calculated before discounts and commissions) for the quarter was 2.89%, in-line with the expected range of 2.7% to 3.0% and lower than the 3.22% experienced in the second quarter of 2010.

Table games drop in the mass market category was $690.3 million during the period, a 25.9% increase from $548.1 million in the second quarter of 2010.  Mass market table games win percentage (calculated before discounts) of 27.8% was in-line with our revised range and higher than the 22.9% generated in the 2010 quarter. We have increased our expected mass market range from 21%-23% to  26%-28% based on our experience since the opening of Encore.

Slot machine handle increased 40.7% to $1.5 billion as compared to the prior year quarter. Win per unit per day was 73.2% higher at $791, compared to $457 in the second quarter of 2010.

Wynn Macau achieved an Average Daily Rate (ADR) of $314 for the second quarter of 2011, 9.4% above the $287 reported in the 2010 quarter.  The June 30, 2011 results include the full contribution from Encore, which added 414 rooms and villas and opened on April 21, 2010. The property’s occupancy was 90.5%, compared to 81.3% during the prior year period and revenue per available room (REVPAR) was $284 in the 2011 quarter, 21.8% above the $234 reported in the prior year quarter.

Gross non-casino revenues at Wynn Macau increased 33.6% during the quarter to $94.6 million, driven by strong performance from all non-casino segments.

Including Encore, we currently have 493 tables (265 VIP tables, 217 mass market tables and 11 poker tables) and 1,053 slot machines at Wynn Macau.

Wynn Las Vegas Second Quarter Results

For the second quarter ended June 30, 2011, net revenues for our Las Vegas operations were $390.8 million, 22.8% higher than in the second quarter of 2010. Adjusted property EBITDA of $132.7 million (with a 34.0% EBITDA margin on net revenues) was up 103.7% versus the $65.1 million generated in the comparable period in 2010.

Net casino revenues in the second quarter of 2011 were $158.3 million, up 35.1% from the second quarter of 2010. Table games drop was $534.7 million, compared to drop of $485.9 million in the 2010 quarter and table games win percentage of 27.6% was above the property’s expected range of 21% to 24% and the 20.0% reported in the 2010 quarter. Slot machine handle of $685.6 million was 2.1% above the comparable period of 2010, and net slot win was down 0.7%.

Gross non-casino revenues for the quarter were $275.6 million, a 12.9% increase from the second quarter of 2010, driven by higher revenues across all non-gaming segments.

Room revenues were up 15.5% to $91.1 million during the quarter, versus $78.8 million in the second quarter of 2010. Average Daily Rate (ADR) was up 22.1% to $240 and occupancy of 89.2% was slightly below the 92.6% for the second quarter of 2010. Revenue per available room (REVPAR) was $214 in the 2011 quarter, 17.5% above the $182 reported in the prior year quarter. During the quarter, we had 1.7% of our total rooms unavailable due to the remodel, which was completed in May 2011.

Food and beverage revenues increased 13.0% to $126.0 million primarily driven by higher nightclub revenues as well as strong catering and restaurant revenues. Retail revenues were $22.8 million in the quarter, 6.5% above last year’s levels. Entertainment revenues increased 22.0% to $19.0 million from the second quarter of 2010, primarily due to increased revenues from Garth Brooks.

Balance Sheet

Our total cash balances at June 30, 2011 were $1.7 billion. Total debt outstanding at the end of the quarter was $3.1 billion, including $2.6 billion of Wynn Las Vegas debt and $551 million of Wynn Macau debt.

Conference Call Information

The Company will hold a conference call to discuss its results on Monday, July 18, 2011 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com (Investor Relations).

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Company’s dependence on existing management, levels of travel, leisure and casino spending, general economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures

(1) “Adjusted property EBITDA” is earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates.  Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors.  The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties.  However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA.  Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

 (2) Adjusted net income attributable to Wynn Resorts is net income before pre-opening costs, property charges and other, and other non-cash non-operating income and expenses.  Adjusted net income attributable to Wynn Resorts and adjusted net income per share attributable to Wynn Resorts (“EPS”) are presented as supplemental disclosures because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts and adjusted net income attributable to Wynn Resorts per share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts to adjusted net income attributable to Wynn Resorts, and (ii) operating income (loss) to adjusted property EBITDA and adjusted property EBITDA to net income attributable to Wynn Resorts.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Operating revenues:
Casino	$1,082,043	$789,205	$2,088,348	$1,480,793
Rooms	119,998	100,528	235,379	193,435
Food and beverage	147,787	127,390	276,651	239,164
Entertainment, retail and other	102,416	87,016	201,370	169,863
Gross revenues	1,452,244	1,104,139	2,801,748	2,083,255
Less: promotional allowances	(84,891)	(71,496)	(174,123)	(141,694)
Net revenues	1,367,353	1,032,643	2,627,625	1,941,561

Operating costs and expenses:
Casino	684,505	519,005	1,308,860	967,196
Rooms	31,887	31,648	62,459	62,791
Food and beverage	74,956	72,697	140,953	134,533
Entertainment, retail and other	54,164	47,633	110,439	97,757
General and administrative	91,912	95,668	179,573	182,669
Provision for doubtful accounts	3,784	6,852	13,945	13,870
Pre-opening costs	-	6,675	-	8,986
Depreciation and amortization	102,052	101,353	203,399	205,918
Property charges and other	111,060	2,966	114,408	4,847
Total operating costs and expenses	1,154,320	884,497	2,134,036	1,678,567

Operating income	213,033	148,146	493,589	262,994

Other income (expense):
Interest income	1,577	571	1,976	859
Interest expense, net of capitalized interest	(58,231)	(53,598)	(116,494)	(102,859)
Increase (decrease) in swap fair value	3,135	(1,675)	7,365	(5,277)
Loss on extinguishment of debt/exchange offer	-	(3,152)	-	(3,152)
Equity in income from unconsolidated affiliates	264	115	866	506
Other	784	431	1,701	695
Other income (expense), net	(52,471)	(57,308)	(104,586)	(109,228)

Income before income taxes	160,562	90,838	389,003	153,766

Provision for income taxes	(5,231)	(1,921)	(7,337)	(6,990)

Net income	155,331	88,917	381,666	146,776

Less: Net income attributable to noncontrolling interests	(33,300)	(36,512)	(85,831)	(67,383)

Net income attributable to Wynn Resorts, Limited	$122,031	$52,405	$295,835	$79,393

Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.98	$0.43	$2.39	$0.65
Diluted	$0.97	$0.42	$2.36	$0.64
Weighted average common shares outstanding:
Basic	123,970	122,521	123,864	122,467
Diluted	125,729	123,816	125,567	123,387

Dividends declared per common share:	$0.50	$0.25	$0.50	$0.25

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income attributable to Wynn Resorts, Limited	$122,031	$52,405	$295,835	$79,393
Pre-opening costs	-	6,675	-	8,986
Loss on extinguishment of debt/exchange offer	-	3,152	-	3,152
(Increase) decrease in swap fair value	(3,135)	1,675	(7,365)	5,277
Property charges and other	111,060	2,966	114,408	4,847
Adjustment for noncontrolling interest	(29,204)	(1,931)	(28,769)	(2,961)
Adjusted net income attributable to Wynn Resorts, Limited (2)	$200,752	$64,942	$374,109	$98,694

Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.60	$0.52	$2.98	$0.80

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME
(amounts in thousands)
(unaudited)

	Three Months Ended June 30, 2011
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income	$48,609	$123,737	$40,687	$213,033

Pre-opening costs	-	-	-	-
Depreciation and amortization	66,253	35,101	698	102,052
Property charges and other	2,560	108,500	-	111,060
Management and royalty fees	5,867	39,280	(45,147)	-
Corporate expense and other	7,747	6,250	704	14,701
Stock-based compensation	1,559	1,480	2,892	5,931
Equity in income from unconsolidated affiliates	98	-	166	264

Adjusted Property EBITDA (1)	$132,693	$314,348	$-	$447,041

	Three Months Ended June 30, 2010
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income (loss)	$(17,222)	$140,164	$25,204	$148,146

Pre-opening costs	1,590	5,085	-	6,675
Depreciation and amortization	67,583	33,005	765	101,353
Property charges and other	482	2,484	-	2,966
Management and royalty fees	4,787	28,445	(33,232)	-
Corporate expense and other	4,852	5,843	4,385	15,080
Stock-based compensation	3,031	1,222	2,786	7,039
Equity in income from unconsolidated affiliates	23	-	92	115

Adjusted Property EBITDA (1)	$65,126	$216,248	$-	$281,374

	Three Months Ended June 30,
	2011	2010

Adjusted Property EBITDA (1)	$447,041	$281,374

Pre-opening costs	-	(6,675)
Depreciation and amortization	(102,052)	(101,353)
Property charges and other	(111,060)	(2,966)
Corporate expenses and other	(14,701)	(15,080)
Stock-based compensation	(5,931)	(7,039)
Interest income	1,577	571
Interest expense, net of capitalized interest	(58,231)	(53,598)
Increase (decrease) in swap fair value	3,135	(1,675)
Loss on extinguishment of debt/exchange offer	-	(3,152)
Other	784	431
Provision for income taxes	(5,231)	(1,921)

Net income	155,331	88,917

Less: Net income attributable to noncontrolling interests	(33,300)	(36,512)

Net income attributable to Wynn Resorts, Limited	$122,031	$52,405

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME
(amounts in thousands)
(unaudited)

	Six Months Ended June 30, 2011
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income	$97,783	$318,139	$77,667	$493,589

Pre-opening costs	-	-	-	-
Depreciation and amortization	132,049	70,034	1,316	203,399
Property charges and other	4,590	109,818	-	114,408
Management and royalty fees	11,795	73,774	(85,569)	-
Corporate expense and other	13,925	12,541	595	27,061
Stock-based compensation	4,424	2,873	5,379	12,676
Equity in income from unconsolidated affiliates	254	-	612	866

Adjusted Property EBITDA (1)	$264,820	$587,179	$-	$851,999

	Six Months Ended June 30, 2010
	Wynn Las Vegas	Wynn Macau, Limited	Corporate and Other	Total

Operating income (loss)	$(51,707)	$265,182	$49,519	$262,994

Pre-opening costs	1,969	7,017	-	8,986
Depreciation and amortization	146,509	57,876	1,533	205,918
Property charges and other	1,736	2,947	164	4,847
Management and royalty fees	9,561	51,714	(61,275)	-
Corporate expense and other	11,306	10,638	4,108	26,052
Stock-based compensation	5,978	2,464	5,524	13,966
Equity in income from unconsolidated affiliates	79	-	427	506

Adjusted Property EBITDA (1)	$125,431	$397,838	$-	$523,269

	Six Months Ended June 30,
	2011	2010

Adjusted Property EBITDA (1)	$851,999	$523,269

Pre-opening costs	-	(8,986)
Depreciation and amortization	(203,399)	(205,918)
Property charges and other	(114,408)	(4,847)
Corporate expenses and other	(27,061)	(26,052)
Stock-based compensation	(12,676)	(13,966)
Interest income	1,976	859
Interest expense, net of capitalized interest	(116,494)	(102,859)
Increase (decrease) in swap fair value	7,365	(5,277)
Loss on extinguishment of debt/exchange offer	-	(3,152)
Other	1,701	695
Provision for income taxes	(7,337)	(6,990)

Net income	381,666	146,776

Less: Net income attributable to noncontrolling interests	(85,831)	(67,383)

Net income attributable to Wynn Resorts, Limited	$295,835	$79,393

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Room Statistics for Las Vegas operations:
Occupancy %	89.2%	92.6%	88.5%	91.0%
Average Daily Rate (ADR)1	$240	$197	$240	$200
Revenue per available room (REVPAR)2	$214	$182	$212	$182

Other information for Las Vegas operations:
Table games win per unit per day3	$7,062	$4,721	$8,283	$5,576
Table Win %	27.6%	20.0%	29.1%	21.7%
Slot machine win per unit per day4	$172	$167	$179	$160
Average number of table games	229	227	227	224
Average number of slot machines	2,593	2,688	2,595	2,673

Room Statistics for Macau:
Occupancy %	90.5%	81.3%	89.6%	85.0%
Average Daily Rate (ADR)1	$314	$287	$311	$285
Revenue per available room (REVPAR)2	$284	$234	$278	$242

Other information for Macau:
Table games win per unit per day3	$25,872	$20,497	$24,591	$19,688
Slot machine win per unit per day4	$791	$457	$797	$454
Average number of table games	482	442	475	417
Average number of slot machines	1,040	1,185	1,026	1,180

(1) ADR is Average Daily Rate and is calculated by dividing total room revenue (less service charges, if any) by total rooms occupied.

(2) REVPAR is Revenue per Available Room and is calculated by dividing total room revenue (less service charges, if any) by total rooms available.

(3) Table games win per unit per day is shown before discounts and commissions.

(4) Slot machine win per unit per day calculated as gross slot win minus progressive accruals and free play.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com